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                                                                     EXHIBIT 5.1



                                November 22, 2000








(949) 451-3800                                                     C 01012-00511


Allergan, Inc.
2525 Dupont Drive
Irvine, California  92612

        Re:    Registration Statement on Form S-3 of Allergan, Inc.

Ladies and Gentlemen:

        We refer to the registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") filed by Allergan, Inc., a Delaware corporation (the "Corporation"), with the Securities and Exchange Commission (the "Commission") on the date hereof in connection with the registration under the Securities Act of $657,451,000 aggregate principal amount at maturity of Liquid Yield Option(TM) Notes due 2020 (Zero Coupon-Subordinated) (each, a "Note") issued by the Corporation pursuant to that certain Purchase Agreement, dated as of October 26, 2000, by and between the Corporation and the Initial Purchaser (the "Purchase Agreement") and 3,787,904 shares of the Corporation's common stock, par value $0.01 per share (the "Shares"), issuable upon conversion of the Notes pursuant to that certain Indenture, dated as of November 1, 2000, by and between the Corporation and U.S. Bank Trust National Association, as trustee.

        For purposes of rendering this opinion, we have examined the originals or certified copies of such corporate records, certificates of officers of the Corporation and/or public officials and such other documents, including the Purchase Agreement and the Indenture, and have made such other factual and legal investigations, as we have deemed relevant, necessary or appropriate. In such examination, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such copies.

        Based on our examination described above, subject to the assumptions stated above and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that:

        1. The Notes have been duly authorized and are valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms, subject to (i) the
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Allergan, Inc.
November 22, 2000
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effect of any applicable bankruptcy, insolvency, reorganization, moratorium, arrangement or other similar laws affecting enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

        2. The Shares issuable upon conversion of the Notes have been duly authorized and reserved and, when delivered upon such conversion in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and non-assessable.

        We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America and, for purposes of paragraph 2 above, the State of Delaware. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as presently in effect and have made such inquiries as we consider necessary to render the opinions contained in paragraph 2 above. This opinion is limited to the effect of the present state of the laws of the State of New York, the United States of America and, to the limited extent set forth above, the State of Delaware and the facts as they presently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or interpretations thereof or such facts.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption, "Legal Matters" in the Prospectus forming a part of said Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

                                            Very truly yours,

                                            /s/ Gibson, Dunn & Crutcher LLP
                                            -------------------------------
                                                Gibson, Dunn & Crutcher LLP